LOAN AGREEMENT





                           Dated as of October 4, 1996




                                 by and between




                    SMC-SPE-1, INC., a Delaware corporation,

                                   as Borrower



                                       and



                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                         a national banking association,

                                    as Lender


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

                                                 TABLE OF CONTENTS



ARTICLE 1         DEFINITIONS.....................................................................................4
         1.1      Definitions.....................................................................................4
         1.2      Principles of Construction.....................................................................11

ARTICLE 2         GENERAL TERMS..................................................................................11
         2.1      Loan Commitment; Disbursement to Borrower......................................................11
                  2.1.1    The Loans.............................................................................11
                  2.1.2    The Notes.............................................................................11
         2.2      Loan Repayment/Prepayment......................................................................12
                  2.2.1    Loan Repayment........................................................................12
                  2.2.2    Prepayment............................................................................12
         2.3      Total Sale.....................................................................................16
         2.4      Transfer of Individual Property................................................................18
         2.5      Substitution of a Property.....................................................................18
         2.6      TI Reserve.....................................................................................21

ARTICLE 3         REPRESENTATIONS AND WARRANTIES.................................................................22
         3.1      Borrower's Representations.....................................................................22
         3.2      Survival of Representations....................................................................23

ARTICLE 4         DEFAULTS.......................................................................................23
         4.1      Event of Default...............................................................................23
         4.2      Remedies.......................................................................................24

ARTICLE 5         MISCELLANEOUS..................................................................................25
         5.1      Survival.......................................................................................25
         5.2      Lender's Discretion............................................................................25
         5.3      Governing Law..................................................................................25
         5.4      Modification; Waiver in Writing................................................................25
         5.5      Notices........................................................................................25

ARTICLE 6         SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL...............................................26
         6.1      Headings.......................................................................................26
         6.2      Successors and Assigns; Assignment.............................................................27
         6.3      Severability...................................................................................27
         6.4      Expenses; Indemnity............................................................................27
         6.5      Exhibits Incorporated..........................................................................27
         6.6      No Joint Venture or Partnership................................................................27
         6.7      Borrower's Waivers.............................................................................27
         6.8      Construction of Documents......................................................................28
         6.9      Prior Agreements...............................................................................28
         6.10     Exculpation....................................................................................28
         6.11     Maximum Interest...............................................................................28

EXHIBIT A         Initial Allocated Loan Amounts.................................................................31

                                 LOAN AGREEMENT
                                 --------------

     THIS LOAN AGREEMENT (this "Agreement"), dated as of October 4, 1996, by and between FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, having an address at One First Union Center, DC6, Charlotte, North Carolina 28288- 0166 (together with its successors and assigns, "Lender"), and SMC-SPE-1, a Delaware corporation, having an address at c/o Service Merchandise Company, Inc., 7100 Service Merchandise Drive, Brentwood, Tennessee 37027 ("Borrower"). All capitalized terms used herein shall have the respective meanings set forth in Section 1.1 hereof.

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, Borrower desires to obtain mortgage loan financing in the aggregate principal amount of FIFTY-TWO MILLION EIGHT HUNDRED THIRTY THOUSAND AND 00/100 DOLLARS ($52,830,000.00) (collectively, the "Loans") in connection with the acquisition or financing of nineteen (19) Service Merchandise locations (individually, a "Property" and collectively, the "Properties"), as more specifically described in the "Mortgages" (as hereinafter defined); and

     WHEREAS, the Loans are evidenced by nineteen (19) Promissory Notes and secured by nineteen (19) Mortgages on the Properties;

     WHEREAS, Lender is willing to make the Loans to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents.

     NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in this Agreement, and other good and valuable consideration, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "Affiliate" of any specified Person shall mean any Person or entity (i) which owns beneficially, directly or indirectly, more than fifty percent (50%) of the outstanding shares of common stock or which is otherwise in control of Borrower, (ii) of which more than fifty percent (50%) of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above; provided that for the purposes of this definition the term "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

     "Allocated Loan Amount" shall mean the Initial Allocated Loan Amount of each Property, as such amount may be adjusted from time to time as hereinafter set forth. Upon each adjustment in the principal portion of the Indebtedness

(each, a "Total Adjustment"), whether as a result of amortization, prepayment or as otherwise expressly provided herein or in any other Loan Document, each Allocated Loan Amount shall be increased or decreased, as the case may be, by an amount equal to the product of (i) the Total Adjustment, and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of the Allocated Loan Amounts (prior to the adjustment in question). However, when the principal portion of the Indebtedness is reduced as a result of Lender's receipt of (i) a Release Price, the Allocated Loan Amount for the Property being released and discharged from the encumbrance of the applicable Mortgage shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Released Allocated Amount"), the applicable Mortgage, Assignment of Leases and other Collateral Documents with respect to such Loan shall be satisfied and discharged (of record, if applicable), and each other Allocated Loan Amount shall be decreased by an amount equal to the product of
(1) the excess of (a) the Release Price over (b) the Released Allocated Amount, and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount for each Property (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Property for which the Release Price was received or (ii) the sum of Net Proceeds (which term for the purposes of computing the Allocated Loan Amount only shall be deemed to include casualty and condemnation proceeds that are applied towards the reduction of the Indebtedness as set forth in Section
1.9 of the Mortgages) and Borrower's Contribution (if any), the Allocated Loan Amount for the Property with respect to which such sum was received shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Foreclosed Allocated Amount"), the applicable Mortgage, Assignment of Leases and other Collateral Documents with respect to such Loan shall be satisfied and discharged (of record, if applicable), and each other Allocated Loan Amount shall (x) if the Net Proceeds exceed the Foreclosed
Allocated Loan Amount (such excess being referred to as the "Surplus Net Proceeds"), be decreased by an amount equal to the product of (1) the Surplus Net Proceeds and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount for each Property (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan
Amounts, (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Property with respect to which the Net Proceeds were received (such fraction being referred to as the "Net Proceeds Adjustment Fraction"), (y) if the Foreclosed Allocated Amount exceeds the sum of Net Proceeds and any Borrower's Contribution (such excess being referred to as the "Net Proceeds Deficiency"), be increased by an amount equal to the product of
(1) the Net Proceeds Deficiency and (2) the Net Proceeds Adjustment Fraction, or
(z) if the sum of Net Proceeds and any Borrower's Contribution equals the Foreclosed Allocated Amount, remain unadjusted.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "Annual Release Limit" shall have the meaning specified in Section 2.2.2(c)(4).

     "Assignment of Leases" shall mean, with respect to each Loan, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, with respect to the Property that is encumbered by the applicable Mortgage, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Property as security for the Loan, as such Assignment of Leases may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Borrower" shall have the meaning specified in the first Paragraph hereof.

     "Borrower's Contribution" shall have the meaning specified in Section 1.9 of the Mortgages.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in North Carolina are not open for business.

         "Closing Date" shall mean the date hereof.

         "Code" shall mean the Internal Revenue Code of 1986.

     "Collateral Security Documents" shall mean, with respect to each Loan, any document or instrument given as security for the Note evidencing such Loan, including, without limitation, the Mortgage and the Assignment of Leases, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Conditional Commitment" shall mean the Conditional Commitment Letter from Lender and accepted by SMC dated September 9, 1996, together with the Special Stipulations Rider and Exhibit A and Exhibit B attached thereto.

     "Debt Service" shall mean, with respect to each Loan, the amount of interest, principal and reserve payments due and payable in respect of such Loan in accordance with the applicable Note and the other Loan Documents during an applicable period.

     "DSCR" shall mean the quotient obtained by dividing (i) the product of Store Sales at a Property (or Properties) for the twelve (12) month period immediately prior to the date for which the computation is made, multiplied by four (4%) per cent, by (ii) Debt Service for the corresponding period.

     "Environmental Indemnity" shall mean that certain Hazardous Substances Indemnity Agreement of even date herewith, by Borrower and Indemnitor in favor of Lender with respect to environmental conditions on the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Event of Default" shall have the meaning specified in Section 4.1.

     "Fiscal Year" shall mean each annual period commencing on the first (1st) day after the end of the immediately preceding such annual period and ending the Sunday nearest the end of each calendar year of the term of this Agreement, or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "Improvements" shall have the meaning specified in the applicable Mortgage with respect to each Property.

     "Indebtedness" shall mean the aggregate indebtedness in the original principal amounts set forth in, and evidenced by, the Notes, together with all other obligations and liabilities of Borrower due or to become due to Lender pursuant to the Notes, this Agreement or any other Loan Document, including, without limitation, all interest thereon.

     "Indemnitor" shall mean SMC-HC, Inc., a Delaware corporation.

     "Indemnity" shall mean that certain Indemnity and Guaranty Agreement of even date herewith, by Indemnitor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Initial Allocated Loan Amount" shall mean, with respect to each Loan, the principal amount of the applicable Note evidencing such Loan, as set forth on Exhibit A attached hereto and by this reference a part hereof.

     "Lease" shall mean, with respect to each Loan and the applicable Property, all leases, licenses, tenancies, concessions and occupancy agreements of such Property or the Improvements or the fixtures or equipment or any portion thereof or any interest therein, now or hereafter entered into.

     "Lender" shall have the meaning specified in the first Paragraph hereof.

     "Lien" shall mean, with respect to each Loan and the applicable Property, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting such Property or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, any financing statement, and mechanic's, materialmen's and other similar liens.

     "Loan" shall mean one of the Loans, which shall be evidenced by a Note and secured by the Mortgages and the other Collateral Security Documents with respect to such Loan, to be made by Lender to Borrower pursuant hereto.

     "Loans" shall have the meaning specified in the recitals hereof, and shall refer, collectively, to each Loan.

     "Loan Documents" shall mean, collectively, shall mean this Agreement, the Mortgages, the Notes, the Assignments of Leases, the Environmental Indemnity, the Indemnity, the Loan Application submitted by SMC to Lender dated August 16, 1996, the Conditional Commitment and all other agreements, instruments, certificates or documents executed and delivered by Borrower or any Affiliate of Borrower in connection with the Loans.

     "Maturity Date" shall mean November 30, 2011.

     "Mortgage" shall mean, with respect to each Loan and the applicable Property, that certain first priority (i) Mortgage and Security Agreement, (ii) Leasehold Mortgage and Security Agreement, (iii) Deed of Trust and Security Agreement or (iv) Deed to Secure Debt and Security Agreement, as applicable, executed and delivered by Borrower as security for such Loan and the other Loans and encumbering such Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Net Proceeds" shall mean, with respect to each Loan and the applicable Property, the excess of (i)(x) the purchase price (at foreclosure or otherwise) actually received by Lender with respect to such Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (y) if Lender (or Lender's nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (ii) all costs and expenses, including, without limitation, all reasonable attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of such Property after a foreclosure against the Property.

     "Note" shall mean, with respect to each Loan, the Promissory Note of even date herewith made by Borrower in favor of Lender in the Initial Allocated Loan Amount of such Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Prepayment Date" shall have the meaning specified in Section 2.2.2.

     "Property" shall mean, with respect to each Loan, the parcel of real property and the Improvements thereon encumbered by the Mortgage specifically corresponding to such Loan, together with all rights and property pertaining to such real property and Improvements, as more particularly described in the granting clauses of such Mortgage and referred to therein as the "Property".

     "Rating Agency" shall mean any nationally recognized statistical agency selected by Lender including, without limitation, Duff & Phelps Rating Co., Fitch Investors Services, Inc., Moody's Investors Services, Inc., and/or Standard and Poors Corporation, collectively, and any successor to any of them; provided, however, that at any time during which a Loan is an asset of a securitization or is otherwise an asset of any rated transaction, "Rating Agency" shall mean the rating agency or rating agencies that from time to time rate the securities, certificates or other instruments issued in connection with such securitization or other transaction.

     "Release" shall have the meaning specified in Section 2.2.2.

     "Release Price" shall have the meaning specified in Section 2.2.2.

     "Released Property" shall have the meaning specified in Section 2.2.2.

     "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of the Code.

     "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and any related provisions and proposed, temporary and final Treasury regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Trust" shall have the meaning specified in Section 2.5.2.

     "Rents" shall mean, with respect to the Property, all rents, royalties, issues, profits, revenue, income and other benefits arising from the Leases and renewals thereof.

     "Satisfaction" shall have the meaning specified in Section 2.2.2.

     "Secondary Market Transaction" shall have the meaning specified in Section 2.3(14).

     "SMC"  shall  mean   Service   Merchandise   Company,   Inc.,  a  Tennessee
corporation.

     "Startup Date" shall have the meaning specified in Section 2.5.2.

     "State"  shall  mean,   with  respect  to  each  Property,   the  State  or
Commonwealth in which such Property or any part thereof is located.

     "Store Sales" shall mean, with respect to each Property, the aggregate selling prices of all merchandise sold or delivered in, at, on or from any part of such Property and the charges for all services of any sort (including receipts from vending machines and revenues from the rental of merchandise), sold or performed in, at, on or from any part of the Property. Store Sales includes sales and charges for cash or credit, regardless of collection in the case of the latter. Store Sales excludes (i) refunds made by the retail operator at such Property to its customers for merchandise returned to such retail operator, (ii) exchanges of merchandise between stores of Borrower or such retail operator (or Borrower's or such retail operator's affiliates) where such exchanges are made solely for the convenient operation of such retail operator's business and not for the purpose of consummating a sale at another location that has been made, in fact, at, in, on or from the Property, and (iii) the amount of any city, county or state sales tax on such sales paid to a taxing authority by

Borrower or such retail operator (but not by any vendor of such retail operator). A Store Sale shall be deemed to be made in the Property if (x) an order therefor is secured or received in the Property, or (y) pursuant to mail, telegraph, telephone or other similar means, orders are received or filled at or from the Property.

     "TI Costs" shall mean costs and expenses incurred by Borrower for the payment of leasing commissions and expenditures related to repairs, replacements and improvements (including any tenant work allowance) in connection with the leasing of a Property or any portion thereof to a new tenant or the renewal or extension of a Lease to an existing tenant.

     "TI Reserve" shall have the meaning specified in Section 2.4 hereof.

     "Title Insurance Policy" shall mean, with respect to each Property, the ALTA extended coverage mortgagee title insurance policy (1992 Loan Policy or other loan policy acceptable to Lender) issued with respect to such Property and insuring the lien of the Mortgage encumbering such Property and containing such endorsements and affirmative assurances as Lender shall reasonably require (to the extent authorized in the State).

     "Total Sale" shall have the meaning specified in Section 2.3 hereof.

     "Yield Maintenance" shall mean, with respect to each Loan and the corresponding Note, the positive excess of (1) the present value ("PV") of all future installments of principal and interest due under the Note including the principal amount due at maturity (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date for which the calculation is made for the U.S. Treasury security having a maturity coterminous with the remaining term of such Note, over (2) the principal amount of such Loan outstanding immediately before such prepayment [(PV of All Future Payments) - (principal balance at time of prepayment) = Yield Maintenance]. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519). If there is no Treasury Constant Maturity Yield Index for a U.S. Treasury security having a maturity coterminous with the remaining term of such Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

     1.2 Principles of Construction.

     All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as modified herein.

                                    ARTICLE 2
                                  GENERAL TERMS

     2.1 Loan Commitment; Disbursement to Borrower.

     2.1.1 The Loans. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loans to Borrower on the Closing Date, in the Initial Allocated Loan Amounts set forth in the Notes, which Loans shall mature on the Maturity Date. Borrower hereby agrees to accept the Loans on the Closing Date, subject to and upon the terms and conditions set forth herein.

     2.1.2 The Notes. Each Loan shall be evidenced by a Note in the Initial Allocated Loan Amount of such Loan. The Loan evidenced by each Note shall bear interest as provided in such Note, and shall be subject to repayment and prepayment as provided in such Note and in Section 2.2 hereof. The Loan evidenced by each Note shall be entitled to the benefits of this Agreement and shall be secured by the Mortgages, Assignments of Leases and the other Collateral Security Documents.

     2.2 Loan Repayment/Prepayment.

     2.2.1 Loan Repayment. Borrower shall repay each Loan in accordance with the provisions of the Note evidencing such Loan.

     2.2.2 Prepayment.

     (a) Except as set forth in Sections 2.2.2(b) and (c) hereof, no prepayment of the Indebtedness may be made in whole or in part.

     (b) With respect to each Loan and each Note evidencing such Loan, the following prepayment terms and conditions shall apply:

     (1) The Loan may be prepaid in whole or in part at any time after the first
(1st) anniversary of the Note provided (i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is accompanied by all unpaid interest accrued thereunder and all other sums then due thereunder and under the other Loan Documents (including this Agreement), and (iii) if such prepayment occurs prior to the date that is six (6) months prior to the Maturity Date, Lender is paid a prepayment fee in an amount equal to the following:

     (i) during the period from and including the first (1st) anniversary of the Note until the date that is nine (9) years and six (6) months after the date of the Note, the greater of (i) one percent (1.0%) of the principal amount being prepaid, or, in the event of a Release, one percent (1%) of the then Allocated Loan Amount for the Property to be Released, or (ii) Yield Maintenance;

     (ii) during the period from and including the date that is nine (9) years and six (6) months after the date of the Note until the date that is ten (10) years and six (6) months after the date of the Note, five percent (5%) of the principal amount being prepaid, or, in the event of a Release, five percent (5%) of the then Allocated Loan Amount for the Property to be Released;

     (iii) during the period from and including the date that is ten (10) years and six (6) months after the date of the Note until the date that is eleven (11) years and six (6) months after the date of the Note, four percent (4%) of the principal amount being prepaid, or, in the event of a Release, four percent (4%) of the then Allocated Loan Amount for the Property to be Released;

     (iv) during the period from and including the date that is eleven (11) years and six (6) months after the date of the Note until the date that is twelve (12) years and six (6) months after the date of the Note, three percent (3%) of the principal amount being prepaid, or, in the event of a Release, three percent (3%) of the then Allocated Loan Amount for the Property to be Released;

     (v) during the period from and including the date that is twelve (12) years and six (6) months after the date of the Note until the date that is thirteen
(13) years and six (6) months after the date of the Note, two percent (2%) of the principal amount being prepaid, or, in the event of a Release, two percent (2%) of the then Allocated Loan Amount for the Property to be Released; and

     (vi) during the period from and including the date that is thirteen (13) years and six (6) months after the date of the Note until the date that is fourteen (14) years and six (6) months after the date of the Note, one percent (1%) of the principal amount being prepaid, or, in the event of a Release, one percent (1%) of the then Allocated Loan Amount for the Property to be Released.

     In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Constant Maturity Yield or otherwise as a condition to receiving the prepayment fee. No prepayment fee or shall be due or payable in connection with any prepayment of the indebtedness evidenced by the Note, in whole, made on or after the date that is six (6) months prior to the Maturity Date, or upon prepayment resulting from application of insurance or condemnation proceeds and any related Borrower's Contribution as provided in the Mortgage at any time during the Loan term. In addition to the aforesaid prepayment fee, if, upon any such prepayment (whether prior to or after the date that is six (6) months prior to the Maturity Date), the aforesaid prior written notice has not been received by Lender, the prepayment fee shall be increased by an amount equal to the lesser of (i) thirty
(30) days' unearned interest computed on the outstanding principal balance of the Note so prepaid and (ii) unearned interest computed on the outstanding principal balance of the Note so prepaid for the period from, and including, the date of prepayment through the Maturity Date.

     (2) Partial prepayments of the indebtedness evidenced by a Note shall not be permitted, except partial prepayments resulting from Lender applying insurance or condemnation proceeds and any related Borrower's Contribution to reduce the outstanding principal balance of the Loan evidenced by such Note as provided in the corresponding Mortgage, in which event no prepayment fee shall be due. No notice of prepayment shall be required under the circumstance specified in the preceding sentence. No principal amount repaid may be reborrowed. Partial payments of principal of any Loan shall be applied to the unpaid principal balance thereof, but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section
1.01 of the corresponding Note.

     (3) Except as otherwise expressly provided in Section 2.2.2(b)(2) above, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of the
Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender's exercise of its rights upon Borrower's default and acceleration of the maturity date of the Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of the Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee. Any tender of prepayment of any Loan made prior to the first (1st) anniversary of the corresponding Note, whether voluntary or involuntary (except partial prepayments resulting from Lender applying insurance or condemnation proceeds to reduce the outstanding principal balance of the Loan evidenced by such Note as provided in the corresponding Mortgage), must include a prepayment fee computed as provided in Section 2.2.2(b) above plus an additional prepayment fee of one percent (1%) of the principal balance of the Note.

     (4) Except in the case of a prepayment resulting from Lender applying insurance or condemnation proceeds and any related Borrower's Contribution to the repayment of a Loan in whole, Borrower may not prepay any one Loan in whole pursuant to this Section 2.2.2(b) without prepaying all Loans in whole.

     (c) Notwithstanding anything to the contrary contained in Section 2.2.2(b) above, Borrower may prepay any Loan(s) in whole in accordance with this Section 2.2.2(c) without prepaying all Loans in whole. If Borrower desires to make a prepayment pursuant to this Section 2.2.2(c), and sends a notice to Lender indicating that such prepayment is being made in connection with a release of a Property from the lien of a Mortgage pursuant to this clause (c) (the "Released Property"), then, upon the request of Borrower, Lender shall, upon satisfaction of all the following terms and conditions, execute, acknowledge and deliver to Borrower a satisfaction of such Mortgage or other reconveyance of the Released Property in form and substance reasonably satisfactory to Borrower and Lender (a "Satisfaction"), whereby Lender acknowledges and agrees to release such Released Property from the lien of such Mortgage (a "Release"):

     (1) Lender shall have received in immediately available federal funds on the date proposed for such prepayment (the "Prepayment Date") any prepayment fee payable pursuant to clause (b) above, plus an amount equal to one hundred ten (110%) percent of the then Allocated Loan Amount for the Property to be released (the "Release Price") accompanied by all unpaid interest accrued under the Loan(s) being prepaid, which Release Price shall be applied to the repayment of the Loans as provided in the definition of

"Allocated Loan Amount";

     (2) Either (a) the DSCR for the Property to be released shall be less than the aggregate DSCR for all of the Properties (excluding the Released Property), provided that the aggregate DSCR for all of the Properties (excluding the Released Property) is at least 1.25 or (b) the aggregate DSCR for all of the Properties (excluding the Released Property) for the twelve (12) month period immediately prior to such Release is not less than 1.30; provided, however, that neither this clause (2) nor clauses (3) or (4) below shall be applicable to a Release obtained by Borrower pursuant to Section 1.9 of a Mortgage, or a Release in connection with the exercise by Borrower of its cure rights under Section 4.1(g) hereof. Notwithstanding the foregoing, this clause (2) shall be applicable to a Release in connection with the exercise by Borrower of its cure rights under Section 4.1(g) hereof if, in Lender's reasonable judgment, Borrower allowed the Property that is subject to such cure rights to become vacant for the purpose of obtaining a Release that does not meet the conditions of this clause (2).

     (3) Borrower shall, at its expense, provide all financial and other information to substantiate Store Sales to Lender's reasonable satisfaction, including updated sales information as provided herein.

     (4) Borrower shall not be permitted to obtain Releases for more than twenty percent (20%) (rounded up or down to the nearest whole number) of the Properties in any Fiscal Year (the "Annual Release Limit"); provided, however, that (i) in any Fiscal Year Borrower shall be permitted a Release of one (1) additional Property over the Annual Release Limit in connection with the exercise by Borrower of its cure rights under Section 4.1(g) hereof; provided, that, in Lender's reasonable judgment, Borrower did not allow the Property that is subject to such cure rights to become vacant for the purpose of obtaining an additional Release within such Fiscal Year, and (ii) any Release obtained by Borrower pursuant to Section 1.9 of a Mortgage shall not be included in the calculation of the Annual Release Limit.

     (5) The Released Property shall be transferred to a Person that is not the immediate parent of Borrower; provided, however, that title may pass through such immediate parent to another entity in a series of transfers that occur on the same day, and Borrower shall provide Lender with evidence reasonably satisfactory to Lender confirming the foregoing, including, without limitation, a copy of the deed conveying title to the Released Property, certified to be true and complete by Borrower, and a certificate of Borrower confirming the name, address and non-parent status of such ultimate transferee.

     (6) Borrower shall, at its sole expense, prepare any and all documents and instruments necessary to effect the Release, or otherwise reasonably required by

Lender in connection therewith, all of which shall be subject to the approval of Lender, and Borrower shall pay all reasonable costs incurred by Lender
(including, but not limited to, attorneys' fees and disbursements, title endorsements acceptable to Lender insuring that the lien of the mortgages on the remaining Properties shall continue in effect with first lien priority and shall be unaffected by the release of such Property, and all other reasonable costs incurred by Lender in connection with the review, execution and delivery of such documents and the Release transaction. Without limitation to the foregoing, Borrower shall deliver or cause to be delivered, at Borrower's sole expense, a re-affirmation of any guaranty or indemnification delivered to Lender relative to any Loan, in form and substance satisfactory to Lender.

     (7) No Event of Default shall have occurred and be continuing at the time of the request for the Release or on the Prepayment Date.

     (8) Lender shall have received not less than forty-five (45) days' prior written notice.

     2.3 Total Sale. Subject to the terms of this Section 2.3, Lender shall consent to a one time sale, conveyance or transfer of all of the Properties (hereinafter, a "Total Sale") to any person or entity provided that each of the following terms and conditions are satisfied:

     (a) Event of Default shall have occurred and be continuing at the time of the request for the prospective Total Sale or on the date of the Total Sale;

     (b) Borrower gives Lender written notice of the terms of such prospective Total Sale not less than sixty (60) days before the date on which such Total Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Properties (hereinafter, "Buyer") as Lender would require in evaluating an initial extension of credit to a borrower and pays to Lender a non-refundable application fee in the amount of $5,000.00. Lender, acting in good faith, shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider Buyer's experience and track record in owning and operating facilities similar to the Properties, Buyer's entity structure, Buyer's financial strength, Buyer's general business standing and Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender in good faith determines to be commercially reasonable in Lender's sole discretion and, if given, may be given subject to such conditions as Lender may in good faith deem appropriate;

     (c) Borrower pays Lender, concurrently with the closing of such Total Sale, all out-of- pocket costs and expenses, including, without limitation, attorneys' fees, reasonably incurred by Lender in connection with the Total Sale plus a non-refundable assumption fee equal to one percent (1.0%) of the then outstanding aggregate principal balance of the then Allocated Loan Amount for the Properties;

     (d) Buyer assumes and agrees to pay the Indebtedness subject to the provisions of Section 5.16 hereof and, prior to or concurrently with the closing of such Total Sale, Buyer executes, without any cost or expense to Lender, including, without limitation, attorneys' fees, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may reasonably require;

     (e) Borrower and Buyer execute, without any cost or expense to Lender, including, without limitation attorneys' fees, new financing statements or financing statement amendments and any additional documents as may be reasonably requested by Lender;

     (f) Buyer and Lender execute, without any cost or expense to Lender, including without limitation attorneys' fees, such amendments to the Loan Documents and any additional documents as may be reasonably requested by Lender.

     (g) Borrower shall cause to be delivered to Lender, without any cost or expense to Lender, including without limitation attorneys' fees, such endorsements to Lender's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may reasonably deem necessary at the time of the Total Sale, all in form and substance reasonably satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender's title insurance policy insuring the liens of the Mortgages, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section with no additional exceptions added to such policy and insuring that fee simple title to the Properties is vested in Buyer;

     (h) Borrower executes and delivers to Lender, without any cost or expense to Lender, including, without limitation, attorneys' fees, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Total Sale, which agreement shall be in form and substance reasonably satisfactory to Lender and shall be binding upon Borrower and Buyer;

     (i) Such Total Sale is not construed so as to relieve any current guarantor or indemnitor of its obligations under any guaranty or indemnity agreement executed in connection with the Loans and each such current guarantor and indemnitor executes, without any cost or expense to Lender, including, without limitation, attorneys' fees, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement, provided that if Buyer or a party associated with Buyer in good faith approved by Lender in its sole discretion assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement and Buyer or such party associated with Buyer, as applicable, executes, without any cost or expense to Lender, including, without limitation, attorneys' fees, a new guaranty or indemnity agreement in form and substance satisfactory to Lender, then Lender shall release the current guarantor or indemnitor from all obligations arising under its guaranty or indemnity agreement after the closing of such Total Sale;

     (j) Subject to the provisions of Section 5.16 hereof, such Total Sale is not construed so as to relieve Borrower of any personal liability under this Agreement or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Total Sale and Borrower executes, at Borrower's sole cost and expense, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability;

     (k) Buyer shall furnish, if Buyer is a corporation, partnership or other entity, all appropriate papers evidencing Buyer's capacity and good standing, and the qualification of the signers to execute the assumption of the Indebtedness, which papers shall include certified copies of all documents relating to the organization and formation of Buyer and of the entities, if any, which are partners of Buyer. Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Lender shall require, shall be a single purpose entity, whose formation documents shall be approved by counsel to Lender;

     (l) Buyer shall assume the obligations of Borrower under any management agreements pertaining to the Properties;

     (m) Buyer shall furnish an opinion of counsel reasonably satisfactory to Lender and its counsel (i) that Buyer's formation documents provide for the matters described in subparagraph (11) of this Section, (ii) that the assumption of the Indebtedness has been duly authorized, executed and delivered, and that the Loan Documents are valid, binding and enforceable against Buyer in accordance with their terms, (iii) that Buyer and any entity that is a controlling stockholder or general partner of Buyer, have been duly organized, and are in existence and good standing, and (v) with respect to such other matters, as Lender may request; and

     (n) Lender shall have received evidence in writing from the Rating Agencies to the effect that the proposed transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction. For purposes hereof, a "Secondary Market Transaction" shall be (a) any sale of a Mortgage or Mortgages, a Note or Notes and other applicable Loan Documents to one or more investors as a whole loan;
(b) a participation of a Loan or Loans to one or more investors, (c) any deposit of a Mortgage or Mortgages, a Note or Notes and other applicable Loan Documents with a trust or other entity that may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (d) any other sale or transfer of a Loan or any interest therein to one or more investors.

     2.4 Transfer of Individual Property. Lender shall consent to a one time sale, conveyance or transfer of an individual Property encumbered by a Mortgage subject to, and in accordance with, the terms, provisions and conditions of
Section 1.13(c) of the applicable Mortgage.

     2.5 Substitution of a Property. Subject to the terms of this Section 2.5, Borrower may substitute for a Property (the "Substituted Property") a property that is not encumbered by a Mortgage (the "Substitution Property") to serve as the collateral for the applicable Loan (a "Substitution") provided that each of the following terms and conditions are satisfied:

     (a) No Event of Default shall have occurred and be continuing at the time of the request for the proposed Substitution or on the date of the Substitution;

     (b) Such Substitution shall only be permitted prior to the date that is ninety (90) days after the date on which an election to treat the Loan that is secured by such Property, along with other assets, if any, as a REMIC (such assets pool, the "REMIC Trust") is made (the "Startup Date"); provided, however, that such ninety (90) day period is based on the REMIC Provisions in effect as of the date hereof, and is subject to adjustment by Lender based upon any changes to such REMIC Provisions. The Substitution must be acceptable to (i) Lender, if prior to the Startup Date, or (ii) any assignee of Lender and the then current servicer of such Loan, if subsequent to the Startup Date (either, the "Approving Party"), as well as the Rating Agencies, which approval shall include consideration of, but not be limited to, the appraised value of the proposed Substitution Property (which shall be at least equal to the appraised value of the Substituted Property as of the date hereof), the type and location of the proposed Substitution Property, and the operating income and Store Sales of the proposed Substitution Property (which shall be at least equal to the operating income and the Store Sales of the Substituted Property as of the date hereof). Without limiting the generality of the foregoing, Borrower must satisfy the following conditions:

     (1) Borrower shall provide to the Approving Party written notice of the terms of such prospective Substitution not less than sixty (60) days before the date on which such Substitution is scheduled to be effected, together with (x) all such information concerning the proposed Substitution Property as Lender would require in evaluating an initial extension of credit to a borrower to be secured by such Substitution Property and as may be required by the Approving Party and (y) payment of a non-refundable application fee in the amount of $5,000.00. The Approving Party shall have the right to approve or disapprove the proposed Substitution Property; provided, however, that, such approval shall be given or withheld based on what the Approving Party in good faith determines to be commercially reasonable in the Approving Party's sole discretion and, if given, may be given subject to such conditions as the Approving Party in good faith may deem appropriate;

     (2) Borrower pays to the Approving Party, concurrently with the effecting of such Substitution, a non-refundable assumption fee in an amount equal to all out- of-pocket costs and expenses, including, without limitation, attorneys' fees, reasonably incurred by such Approving Party in connection with the Substitution;

     (3) Borrower executes and delivers, without any cost or expense to the Approving Party, including, without limitation, attorneys' fees, a Mortgage, Assignment of Leases and Rents, financing statements and any additional loan documents as the Approving Party in good faith may, in its sole discretion, deem necessary or expedient, including amendments and ratifications to the

Environmental Indemnity and the Indemnity and such amendments to the other Loan Documents as the Approving Party may reasonably require, all in form and substance reasonably satisfactory to the Approving Party;

     (4) Borrower shall cause to be delivered to the Approving Party, without any cost or expense to the Approving Party, including without limitation, attorneys' fees, an ALTA title insurance policy, with any endorsements the Approving Party in good faith may require in its sole discretion, insuring the Approving Party, in an amount at least equal to the Allocated Loan Amount to be secured by the Substitution Property, which policy shall provide that the Mortgage constitutes a first lien or charge upon the Substitution Property subject only to such items as shall have been approved in writing by the Approving Party and its attorneys;

     (5) Borrower shall cause to be delivered to the Approving Party hazard insurance endorsements or certificates and other similar materials as the Approving Party may reasonably deem necessary at the time of the Substitution, all in form and substance reasonably satisfactory to the Approving Party;

     (6) Borrower shall cause to be delivered to the Approving Party all documents and information required by the Conditional Commitment with respect to the Approving Party's review and approval of a Substitution Property and Borrower shall comply with all conditions with respect to a Property set forth in the Conditional Commitment;

     (7) Borrower executes and delivers to the Approving Party, without any cost or expense to the Approving Party, including, without limitation, attorneys' fees, a release of the Approving Party, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Substituted Property through and including the date of the effecting of the Substitution, which agreement shall be in form and substance reasonably satisfactory to the Approving Party and shall be binding upon Borrower;

     (8) Borrower shall furnish an opinion of counsel reasonably satisfactory to the Approving Party and its counsel to the effect that (i) the Substitution does not violate any, and is in compliance with all, REMIC Provisions, will not endanger the status of the REMIC Trust as a REMIC, or result in the imposition of a tax upon the REMIC Trust (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code), (ii) that Borrower's formation documents provide for the Substitution, (iii) that the Substitution has been duly authorized, executed and delivered, and that the Loan Documents (including, without limitation, any amendments thereto or any new Loan Documents executed in connection with the Substitution) are valid, binding and enforceable against Borrower in accordance with their terms, (iv) that Borrower and any entity that is a controlling stockholder of Borrower, have been duly organized, and are in existence and good standing, and (v) with respect to such other matters as the Approving Party may request;

     (9) The Approving Party shall have received evidence in writing from the Rating Agencies to the effect that the proposed Substitution will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction;

     (10) Such Substitution is not construed so as to relieve any current guarantor or indemnitor of its obligations under any guaranty or indemnity agreement executed in connection with the Loans; and

     (11) Subject to the provisions of Section 5.16 hereof, such Substitution is not construed so as to relieve Borrower of any personal liability under this Agreement or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the effecting of such Substitution and Borrower executes, at Borrower's sole cost and expense, such documents and agreements as the Approving Party shall reasonably require to evidence and effectuate the ratification of said personal liability.

     2.6 TI Reserve.

     (a) As additional security for the Loan, on the date hereof Borrower has established, and Borrower shall maintain at all times while any portion of the Loan remains outstanding, a TI Costs reserve (the "TI Reserve") with Lender for payment of TI Costs in the amount of One Million One Hundred Seventy-Five Thousand and 00/100 Dollars ($1,175,000.00), which amount shall be reduced proportionately with reductions in the Indebtedness upon the transfer or Release of a Property in accordance with the terms of the this Agreement and the other Loan Documents. Borrower hereby agrees to pay all TI Costs with respect to each Property (without regard to the amount of money then available in the TI Reserve). So long as no Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the TI Reserve shall be held by Lender to pay TI Costs. Provided that (i) Lender has received written notice from Borrower requesting funds from the TI Reserve at least ten (10) Business Days prior to the due date of any requested disbursement relating to TI Costs, or if Borrower makes timely payment therefor, not more than forty-five
(45) days after Borrower has made such payment, (ii) no Event of Default has occurred and is continuing, (iii) Borrower furnishes Lender with a written disbursement request for the payment or reimbursement of such TI Costs, not more frequently than once every ninety (90) day period, (iv) there are sufficient funds available in the TI Reserve with respect to Borrower's disbursement request, (v) Borrower shall have theretofore complied with the requirements of the Mortgages relative to (1) new leases, licenses and/or occupancy agreements with respect to the Properties and (2) the performance of improvements and alterations to the Properties, (vi) Borrower shall have theretofore furnished Lender with reasonably satisfactory evidence of the progress and/or completion of tenant improvement work, the cost of tenant improvement work, reasonably satisfactory evidence that any and all completed tenant improvement work complies with law, lien waivers for lienable work, copies of bills, invoices and other reasonable documentation as may be required by Lender to substantiate the use of such funds and establish that the TI Costs that are the subject of such disbursement request represent completed or partially completed tenant improvement work performed at all or any portion of the Property, and (vii)

Borrower has replenished the TI Reserve in the amount of any previous withdrawals therefrom in accordance with this Section, then Lender shall make such payments out of the TI Reserve. In making any payment from the TI Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. Borrower shall deposit the amount of any funds withdrawn from the TI Reserve within ten (10) days after the date of such withdrawal. The TI Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender. Interest on the funds contained in the TI Reserve shall be credited to Borrower. The TI Reserve is solely for the protection of Lender and entails no responsibility on Lender's part beyond the payment of the costs and expenses described in this Section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the TI Reserve are inadequate to pay the TI Costs, Borrower shall pay the amount of such deficiency. Upon assignment of this Agreement by Lender, any funds in the TI Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If there is an Event of Default under this Agreement, Lender may, but shall not be obligated to, apply at any time the balance then remaining in the TI Reserve against the indebtedness secured by the Mortgages in whatever order Lender shall subjectively determine. No such application of the TI Reserve shall be deemed to cure any default hereunder.

     (b) At Borrower's option, the TI Reserve can be deposited with Lender in the form of a letter of credit (a "Letter of Credit"). The Letter of Credit shall be unconditional and irrevocable, issued by a commercial bank having a rating of "AA" or higher by Moody's Investors Services, Inc. and Standard and Poors Corporation at the time of issuance, the letter of credit payment window of which bank is located in New York County, New York and otherwise satisfactory to Lender in its sole discretion. The Letter of Credit shall be payable (x) to Lender upon presentation solely of a sight draft stating that an event under this Agreement has occurred that entitles Lender to such draw and (y) in multiple drafts. The Letter of Credit shall be for a period expiring not earlier than one (1) year after the date of delivery of the Letter of Credit to Lender. The Letter of Credit shall be replaced not less than thirty (30) days prior to the expiration date of the Letter of Credit. If Borrower fails to replace timely the Letter of Credit with either (i) a cash deposit meeting the requirements of
Section 2.6(a), or (ii) a new Letter of Credit meeting the requirements of this clause (b), Lender may draw on the then expiring Letter of Credit and apply all or any portion of the proceeds therefrom to (x) the indebtedness secured by the Mortgages or (y) the funding of the TI Reserve, in Lender's sole discretion. Otherwise, Lender may draw upon the Letter of Credit only in respect of any amount that Lender would be entitled to use, apply or retain the proceeds of the TI Reserve under this Section.


     (c) In the event that the Letter of Credit bank shall at any time cease to have a long-term rating of at least "A" or higher by any one of the Rating agencies, Borrower shall, within five (5) Business Days after notice of the occurrence of such event, replace the Letter of Credit with either (i) a cash deposit meeting the requirements of Section 2.6(a), or (ii) a letter of credit (the "Replacement Letter of Credit") issued by a commercial bank having a long-term rating of "AA" or higher by Moody's Investors Services, Inc. and Standard and Poors Corporation, the letter of credit window of which bank is located in New York County, New York and otherwise satisfactory to Lender in its sole discretion. Simultaneously with the furnishing of such Replacement Letter of Credit, Lender shall surrender to Borrower the Letter of Credit which is being replaced and thereupon the Replacement Letter of Credit shall be deemed to be the Letter of Credit for all purposes of this Agreement. If Borrower shall fail to furnish such Replacement Letter of Credit within such five (5) Business Day period, Lender may draw upon the then Letter of Credit and apply all or any portion of the proceeds therefrom to (x) the indebtedness secured by the Mortgages or (y) the funding of the TI Reserve, in Lender's sole discretion.

     (d) Upon the full repayment of the Loans, the unexpended portion of the TI Reserve (including any corresponding Letter(s) of Credit) shall be returned to Borrower.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     3.1 Borrower's Representations. The representations and warranties of Borrower set forth in the Mortgages are hereby incorporated herein in full.

     3.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower incorporated in Section 3.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under the Notes, the Mortgages, this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                    ARTICLE 4
                                    DEFAULTS

     4.1 Event of Default. Each of the following events occurring with respect to Borrower, or any Property shall constitute an "Event of Default" hereunder:

     (a) if Borrower fails to punctually perform any covenant, agreement, obligation, term or condition hereof that requires payment of any money to Lender (except those regarding payments to be made under the Notes, which failure is subject to any grace periods set forth in the Notes) for ten (10) days after written notice thereof from Lender to Borrower.

     (b) if Borrower fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described elsewhere in this Section 4.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that, if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days (the "Additional Cure Period");

provided, further, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said Additional Cure Period and Borrower notifies Lender not later than ten (10) days prior to the end of such Additional Cure Period of its intention to continue to cure such default with all due diligence and thereafter continuously prosecutes the curing of such default with all due diligence, such Additional Cure Period shall be extended for such period of time as may be necessary to cure such default with all due diligence, but not to exceed an additional sixty (60) days.

     (c) if any representation or warranty made herein, in or in connection with any application or commitment relating to the Loans, or in any of the other Loan Documents to Lender by Borrower or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with the Loans is determined by Lender to have been false or misleading in any material respect at the time made.

     (d) if a default occurs under any of the other Loan Documents that is not cured within any applicable grace or cure period therein provided.

     (e) if Borrower attempts to (i) assign its respective rights under this Agreement or any of the other Loan Documents or any interest herein or therein or (ii) transfer the Properties or any interest therein, in either case in contravention of the Loan Documents.

     (f) if greater than twenty percent (20%) (rounded up or down to the nearest whole number) of the Properties at any one time are each two-thirds (2/3) or more vacant for a period of six (6) consecutive months excluding any periods of time during which restorations, alterations or improvements are being diligently performed on any such Properties either following any casualty or condemnation or as otherwise permitted under the Loan Documents.

     (g) if (i) a Property becomes vacant, (ii) as a result thereof, a termination option and/or purchase option is exercised by the counterparty to a ground lease, reciprocal easement agreement or other agreement affecting Borrower's right to occupy and operate such Property, and (iii) prior to the earlier to occur of (i) thirty (30) days thereafter or (2) the date that such termination or purchase, as applicable, becomes effective, Borrower fails to effect the Release of such Property pursuant to Section 2.2.2(c) hereof; provided, however, that Borrower shall not have the right to effect such a Release prior to the first (1st) anniversary of the applicable Note.

     4.2 Remedies.

     (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

     (b) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one default or Event of Default with respect to Borrower shall not be construed to be a waiver with respect to any subsequent default or Event of Default by Borrower, or to impair any remedy, right or power consequent thereon.

                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loans and the execution and delivery to Lender of the Notes, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid.

     5.2 Lender's Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, provided that to the extent that any of such laws may now or hereafter be preempted by Federal law, such Federal law shall so govern and be controlling.

     5.4 Modification; Waiver in Writing. Lender may waive any single default by Borrower hereunder without waiving any other prior or subsequent default. Lender may remedy any default by Borrower hereunder without waiving the default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any default by Borrower hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances unless otherwise expressly provided herein. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Properties and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

     5.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next Business Day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests to be sent to Lender shall be addressed to the attention of the Capital Markets Group. All notices, demands and requests shall be effective upon such personal delivery, or one (1) Business Day after being deposited with the private courier service, or two (2) Business Days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

                                    ARTICLE 6
                SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

     (a) BORROWER AND LENDER EACH, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS AGREEMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN MECKLENBURG COUNTY, NORTH CAROLINA, AND (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS. BORROWER AND LENDER EACH FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER OR LENDER, AS THE CASE MAY BE, AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 5.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID

AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

     (b) BORROWER AND LENDER EACH, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

     6.1 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     6.2 Successors and Assigns; Assignment. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon and inure to the benefit of Borrower and the successors and assigns of Borrower, including all successors in interest of Borrower in and to all or any part of the Properties, and shall be binding upon and inure to the benefit of Lender, its directors, officers, shareholders, employees and agents and their respective successors and assigns. All references in this Agreement to Borrower or Lender shall be deemed to include all such parties' successors and assigns, and the term "Lender" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Indebtedness. If Borrower consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Borrower.

     6.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     6.4 Expenses; Indemnity. Borrower covenants and agrees to reimburse Lender upon receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and/or the other Loan Documents and any other documents or matters requested by Borrower; (ii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loans; and (iii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangement provided under this

Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

     6.5 Exhibits Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     6.6 No Joint Venture or Partnership. The relationship between Borrower and Lender is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

     6.7 Borrower's Waivers. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

     6.8 Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of this Agreement and the other Loan Documents and that this Agreement and such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

     6.9 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto that are not contained herein or therein are terminated. This Agreement and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

     6.10 Exculpation. Notwithstanding anything to the contrary contained in this Agreement, the liability of Borrower for the Indebtedness and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Section 1.05 of the Notes, which Section is incorporated herein by reference as fully as if set forth herein at length; provided, however, that nothing herein shall be deemed to be a waiver of any right that Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Indebtedness in any bankruptcy proceeding in which Borrower is a debtor or to require that all collateral shall continue to secure all Indebtedness owing to Lender in accordance with this Agreement, the Notes, the Mortgages and the other Loan Documents.

     6.11 Maximum Interest. The provisions of this Agreement and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Notes or otherwise, shall the amount paid, or agreed to be paid, regardless of how denominated (herein "Interest"), to Lender for or in respect of the use, forbearance or retention of the money loaned under the Notes exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the applicable
Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. To the fullest extent permitted by applicable law, all Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the applicable Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Borrower and Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                  LENDER:

                  FIRST UNION NATIONAL BANK OF NORTH
                  CAROLINA

                  By:   /s/
                        ----------------------------
                  Name:
                        ----------------------------
                  Title:
                        ----------------------------

                  BORROWER:

                  SMC-SPE-1, a Delaware corporation,

                  By:   /s/ Wade Smith
                        ----------------------------
                  Name: Wade Smith
                        ----------------------------
                  Title: Vice President
                        ----------------------------

                                    EXHIBIT A
                                    ---------


                         INITIAL ALLOCATED LOAN AMOUNTS

Store #316 = $2,810,000.00
Store #202 = $2,848,000.00
Store #452 = $2,810,000.00
Store #343 = $2,773,000.00
Store #309 = $2,698,000.00
Store #441 = $2,735,000.00
Store #214 = $2,286,000.00
Store #532 = $2,660,000.00
Store #389 = $2,848,000.00
Store #190 = $2,398,000.00
Store #259 = $2,735,000.00
Store #359 = $2,885,000.00
Store #353 = $3,110,000.00
Store #042 = $2,585,000.00
Store #276 = $3,073,000.00
Store #277 = $2,623,000.00
Store #360 = $3,447,000.00
Store #348 = $3,220,000.00
Store #440 = $2,286,000.00